EXHIBIT 10.48

FIRST AMENDMENT TO THE PACIFICARE

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This First Amendment to the PacifiCare Supplemental Executive Retirement Plan dated December 17, 2003 (the “Amendment”), hereby amends the PacifiCare Supplemental Executive Retirement Plan (the “Plan”) as follows:

1. Amendment to Article 1. Article 1 is hereby amended by inserting the following Section 1.13A in between Section 1.13 and Section 1.14:

“1.13A MONTHLY COMPENSATION means with respect to any Participant the monthly base salary and corresponding bonus earned for such month in which such monthly base salary was paid to such Participant by the Employer.”

2. Amendment to Section 1.13. Section 1.13 is hereby amended and restated in its entirety to read as follows:

“1.13 FINAL AVERAGE COMPENSATION means the Participant’s average Monthly Compensation during the 36 consecutive month period that produces the highest such average.”

3. Limitation on Amendment. This Amendment was approved by the Board in accordance with Section 5.7. Except as expressly provided in this Amendment, no terms or provisions of the Plan are modified or changed and the terms and provisions of the Plan, as amended by this Amendment, shall continue in full force and effect.

4. Capitalized Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.